                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT is made and entered into effective as of the first day of November, 2003 by and between American Technical Ceramics Corp., a Delaware corporation (the "Company"), and Harrison Tarver, residing at 35 Maplewing Drive, Central Islip, NY 11722 ("Employee").

         WHEREAS, Employee has been and is currently employed by the Company as an executive officer; and

         WHEREAS, to induce Employee to remain in the Company's employ, the Company has agreed to provide Employee with certain benefits in the event of the termination of Employee's employment with the Company under certain circumstances;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

              1. Definitions. For purposes of this Severance Agreement, the following terms shall have the following meanings:

         "Cause" shall mean (a) Employee's conviction of a felony or other crime of moral turpitude, (b) Employee's commission of any act or omission to take any action in bad faith to the material detriment of the Company or any present of future parent, subsidiary or affiliate of the Company, or (c) Employee's willful failure or refusal to perform any duties consistent with his position assigned from time to time which failure or refusal continues for a period of 10 days or more after Employee has received notice of same from the Company.

         "Change of Control" shall mean the occurrence of any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("the Exchange Act")) or group (as defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act of persons, other than Victor Insetta, acquiring more than 50% of the voting power of the Company, including by way of merger, consolidation or otherwise.

         "Good Reason" shall mean after a Change of Control, (a) the assignment to Employee of duties materially and adversely inconsistent with Employee's status and position or a material and adverse alteration in the nature of Employee's duties and/or responsibilities, reporting obligations, titles or authority, (b) a reduction by the Company in Employee's aggregate compensation or a failure by the Company to pay any such amounts when due; (c) the Company's failure to substantially provide any material employee benefits due to be provided to Employee; or (d) the relocation of Employee to a location other than the Company's facilities in Huntington Station, New York, without Employee's consent.

         2. Severance. If Employee's employment with the Company is terminated by the Company for any reason other than for Cause or if Employee's employment with the Company is terminated by Employee for Good Reason, then:

              (a) the Company shall continue to pay Employee his base salary at his then current rate for the number of months equal to the sum of the number of years Employee has been an officer of the Company, plus three, up to a maximum of 15 months (such period, the "Severance Period");

              (b) during the Severance Period, the Company shall continue to provide Employee and Employee's family with medical insurance coverage of the nature and in the amount of the coverage provided at the time of termination; and

              (c) Employee shall be entitled to exercise all stock options which have vested on or prior to the effective date of termination until the earlier of the expiration of the Severance Period and the period during which such options would have been exercisable but for the termination of employment.

         For purposes of the foregoing, the number of years Employee has been an officer of the Company will be calculated by reference to the date on which he was first elected to office by the Company's board of directors (i.e., December 8, 2000) and by rounding up for any partial year served over five months. By way of example only, if Employee served the Company as an officer for three years and four months, the number of years for which Employee would be given credit in subparagraph (a) above is three, but if Employee served the Company as an officer for three years, five months and one day, the number of years for which Employee would be given credit in subparagraph (a) above is four.

         3. Miscellaneous.

              (a) Successors and Assigns. This Severance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and assigns; provided, that no rights or obligations of the Company under this Severance Agreement may be assigned or transferred except that, without limiting Employee's rights under this Severance Agreement, upon a Change of Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Severance Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

              (b) Usage. As used in this Severance Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets (by merger, purchase or otherwise) provided for in Section 3(a) or which otherwise becomes bound by all the terms and provisions of this Severance Agreement by operation of law.

              (c) Tax Withholding and Deductions. Payments to Employee of all compensation contemplated under this Severance Agreement shall be subject to all applicable legal requirements of federal, state, local and foreign taxing authorities with respect to the withholding of taxes. Notwithstanding any amounts withheld pursuant to the foregoing, Employee shall be responsible for the payment of all applicable income tax and other tax liability, if any, on all compensation paid to him under the terms of this Severance Agreement, other than the Company's share of social security and similar taxes.

              (d) Amendment; Waiver. This Severance Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto. The waiver by either party of compliance with any provision of this Severance Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Severance Agreement, or of any subsequent breach by such party of a provision of this Severance Agreement.

              (e) Severability. The provisions of this Severance Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

              (f) Notices. Any notice required to be given hereunder shall be sufficient if in writing, and shall be deemed duly given (a) when delivered personally, (b) one business day after being deposited with a nationally recognized overnight courier service (with proof of service), and (iii) three days after being mailed by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of Employee, to his residence (as set forth on the first page of this Severance Agreement), and, in the case of the Company, to its principal office to the attention of the President, or in each case, at such other address as either party may notify to the other in writing.

              (g) Governing Law. This Severance Agreement shall be construed and enforced in accordance with the laws of the State of New York. The courts of such state shall have exclusive jurisdiction over all controversies arising out of or in connection with this Severance Agreement. The parties consent to personal jurisdiction in the courts of Suffolk County, New York and agree that process may be served upon them in any such action by registered mail or personally within or without such state.

              (h) Entire Agreement. This Severance Agreement constitutes the entire agreement of the parties and embodies all the representations and warranties which have been made between them with respect to the subject matter hereof. All previous agreements or understandings between the parties hereto, whether in writing or oral, are merged into this Severance Agreement. This Severance Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

              (i) Headings. The section headings in this Severance Agreement are for convenience only and shall not be used to interpret or construe its provisions.

              (j) Counterparts. This Severance Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Severance Agreement may be delivered by facsimile, and facsimile signatures shall be treated as originals for all applicable purposes.

         {The remainder of this page is left intentionally blank. Signature page(s) to follow.}

         IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement as of the date and year first above written.


                                       AMERICAN TECHNICAL CERAMICS CORP.


                                       By: /S/VICTOR INSETTA
                                           -------------------------------------
                                           Victor Insetta, President and
                                           Chief Executive Officer


                                       /S/HARRISON TARVER
                                       -----------------------------------------
                                       Harrison Tarver